                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of DataWorks Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 26, 1998 with respect to the consolidated financial statements of DataWorks Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                       ERNST & YOUNG LLP



San Diego, California
April 29, 1998